Exhibit 99.1

Bio-Techne Releases First Quarter Fiscal 2026 Results

Minneapolis/November 5, 2025/ Bio-Techne Corporation (NASDAQ: TECH) today reported its financial results for the first quarter ended September 30, 2025.

First Quarter FY2026 Highlights

●First quarter reported and organic revenue decreased 1% to $286.6 million.

●GAAP earnings per share (EPS) was $0.24 versus $0.21 for first quarter 2025. Delivered adjusted EPS of $0.42 compared to $0.42 for first quarter 2025.

●Completed the divestiture of the Exosome Diagnostics business including the ExoDx Prostate test (EPI) as the Company emphasizes investment and commercial priorities on non-CLIA based product lines in their growth pillars.

●Ongoing productivity and cost containment initiatives led to 29.9% adjusted operating margin, an increase of 90 basis points compared to the prior year period.

“The Bio-Techne team once again executed with focus and agility in a dynamic operating environment,” said Kim Kelderman, President and Chief Executive Officer of Bio-Techne. “During the quarter, we observed encouraging signs of stabilization in our US academic end market and continued strength from large pharmaceutical customers, while funding headwinds persisted for emerging biotech companies. Among our growth pillars, ProteinSimple’s analytical solutions extended its growth momentum and Spatial Biology stabilized while showing early signs of accelerating growth going forward.  In Cell Therapy, we are very excited that a few of our largest customers received Fast Track Designation by the FDA, enabling shortened clinical development and approval timelines. However, these advancements have resulted in short- and intermediate-term order timing headwinds for our GMP proteins business.”

Kelderman added, “Our differentiated portfolio of advanced life science tools, reagents, and diagnostic products continues to enable breakthroughs in science and medicine. With our world-class team, sharpened strategic focus, innovation capabilities and sector-leading financial profile, Bio-Techne remains well positioned to deliver long-term value for all stakeholders.”

Conference Call

Bio-Techne will host an earnings conference call today, November 5, 2025 at 8:00 a.m. CST. To listen, please dial 1-800-274-8461 or 1-203-518-9814 for international callers, and reference conference ID TECHQ1. The earnings call can also be accessed via webcast through the following link https://investors.bio-techne.com/ir-calendar.

A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-844-512- 2921 or 1-412-317-6671 (for international callers) and referencing Conference ID 11160247. The replay will be available from 11:00 a.m. CST on Wednesday, November 5, 2025, until 11:00 p.m. CST on Friday, December 5, 2025.

First Quarter Fiscal 2026

Revenue

Net sales for the first quarter decreased 1% to $286.6 million. Organic revenue decreased 1% compared to the prior year, with foreign currency exchange having a favorable impact of 1% and businesses held-for-sale having an unfavorable impact of 1%.

GAAP Earnings Results

GAAP EPS was $0.24 per diluted share, compared to $0.21 in the same quarter last year. GAAP operating income for the first quarter of fiscal 2026 increased 19% to $47.7 million, compared to $40.0 million in the first quarter of fiscal 2025. GAAP operating margin was 16.6%, compared to 13.8% in the first quarter of fiscal 2025. Current year GAAP operating margin was favorably impacted by a reduction in restructuring charges from the prior year.

Non-GAAP Earnings Results

Adjusted EPS was $0.42 per diluted share compared to $0.42 in the same quarter last year. Adjusted operating income for the first quarter of fiscal 2026 was $84.2 million, compared to $83.2 million in the first quarter of fiscal 2025. Adjusted operating margin was 29.9%, compared to 29.0% in the first quarter of fiscal 2025. Adjusted operating margin was favorably impacted by productivity initiatives, foreign exchange, and the Exosome Diagnostics divestiture.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biopharmaceutical and academic communities. Additionally, the segment provides an array of platforms essential in various areas of protein analysis. The Protein Sciences segment’s first quarter fiscal 2026 net sales were $202.2 million, which decreased 1% from sales of $204.5 million for the first quarter of fiscal 2025. As of December 31, 2023, a business within the Protein Sciences segment met the criteria as held-for-sale; this held-for-sale business has been excluded from the segment’s fiscal 2025 operating results. Organic revenue for the segment decreased 3%, with foreign currency exchange having a favorable impact of 2%. The Protein Sciences segment’s operating margin was 38.4% in the first quarter of fiscal 2026 compared to 39.4% in the first quarter of fiscal 2025. The segment’s operating margin decreased primarily due to a reduction in volume leverage.

Diagnostics and Spatial Biology Segment

The Company’s Diagnostics and Spatial Biology segment develops and provides spatial biology products, carrier screening, and oncology kits. The Diagnostics and Spatial Biology segment also provides blood chemistry and blood gas quality controls, hematology instrument controls, immunoassays, and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Spatial Biology segment’s first quarter fiscal 2026 net sales were $79.5 million, a decrease of 4% from $83.2 million for the first quarter of fiscal 2025. As of June 30, 2025, a business within the Diagnostics and Spatial Biology segment met the criteria as held-for-sale; this held-for-sale business has been excluded from the segment’s fiscal 2026 operating results. Organic revenue growth was 3% for the first quarter of fiscal 2026, with foreign currency exchange having an immaterial impact. The held-for-sale business had an unfavorable impact of 7%. The Diagnostics and Spatial Biology segment’s operating margin was 11.2% in the first quarter of fiscal 2026 compared to 5.1% in the first quarter of fiscal 2025. The segment’s operating margin increased due to volume leverage and the Exosome Diagnostics divestiture.

About Bio-Techne

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated over $1.2 billion in net sales in fiscal 2025 and has approximately 3,100 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements use words, and variations of words, such as “will,” “plan,” “continue,” “believe,” “outlook,” “expect,” and “predict.” These statements are made as of the date of this press release, are based on current expectations of future events, and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond the Company’s control.  If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, without limitation: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company’s customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning these risks, uncertainties, and other factors, see the section titled “Risk Factors” in the Company’s most recent annual report on Form 10-K as filed with the Securities and Exchange Commission. We undertake and we expressly disclaim any obligation to update or revise any forward-looking statements due to new information, changed assumptions, or future events, except as required by law. Investors are cautioned not to place undue reliance on forward-looking statements.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). This press release contains financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include:

•	Organic revenue and organic revenue growth
•	Adjusted gross margin

• Earnings before interest, taxes, depreciation, and amortization (EBITDA)

• Adjusted EBITDA

•	Adjusted operating income
•	Adjusted operating margin
•	Adjusted tax rate
•	Adjusted net earnings
•	Adjusted diluted earnings per share

These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Contact:	David Clair, Vice President, Investor Relations & Corporate Development

David.Clair@bio-techne.com

612-656-4416

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Quarter ended
	September 30,
	2025	2024
Net sales	$286,555	$289,458
Cost of sales	98,443	106,441
Gross margin	188,112	183,017
Operating expenses:
Selling, general and administrative	116,213	119,161
Research and development	24,241	23,869
Total operating expenses	140,454	143,030
Operating income	47,658	39,987
Other income (expense)	333	184
Earnings before income taxes	47,991	40,171
Income taxes	9,806	6,571
Net earnings	$38,185	$33,600
Earnings per share:
Basic	$0.25	$0.21
Diluted	$0.24	$0.21
Weighted average common shares outstanding:
Basic	155,464	158,531
Diluted	156,362	161,115

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED GROSS MARGIN AND ADJUSTED GROSS MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Total consolidated net sales	$286,555	$289,458
Business held-for-sale(1)	5,439	2,303
Revenue from recurring operations	$281,116	$287,155

Gross margin - GAAP	$188,112	$183,017
Gross margin percentage - GAAP	65.6%	63.2%

Identified adjustments:
Costs recognized upon sale of acquired inventory	$—	$188
Amortization of intangibles	9,439	11,779
Stock-based compensation, inclusive of employer taxes	385	272
Restructuring and restructuring-related costs	2,079	4,898
Impact of business held-for-sale(1)	(2,581)	(558)
Adjusted gross margin	$197,434	$199,596
Adjusted gross margin percentage(2)	70.2%	69.5%

1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.
2)	Adjusted gross margin percentage excludes both revenue and gross margin for the businesses that met the held-for-sale criteria during the respective periods.

BIO-TECHNE CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Net earnings	$38,185	$33,600
Net interest expense (income)	1,962	1,250
Depreciation and amortization	24,340	28,137
Income taxes	9,806	6,571
EBITDA	74,293	69,558
Amortization of Wilson Wolf intangible assets	2,490	2,490
Acquisition related expenses and other	3,508	1,862
Certain litigation charges	2,408	292
Stock-based compensation, inclusive of employer taxes	12,096	10,637
Restructuring and restructuring-related costs	7,511	11,022
Investment gain and other non-operating income	(2,146)	—
Recovery of assets held-for-sale	(6,789)	—
Impact of business held-for-sale(1)	2,573	(148)
Adjusted EBITDA	$95,944	$95,713

1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN PERCENTAGE

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Total consolidated net sales	$286,555	$289,458
Business held-for-sale(1)	5,439	2,303
Revenue from recurring operations	$281,116	$287,155

Operating income - GAAP	$47,658	$39,987
Operating income percentage - GAAP	16.6%	13.8%

Identified adjustments:
Amortization of intangibles	15,350	19,741
Acquisition related expenses and other	3,351	1,701
Certain litigation charges	2,408	292
Stock-based compensation, inclusive of employer taxes	12,096	10,637
Restructuring and restructuring-related costs	7,511	11,022
Recovery of assets held-for-sale	(6,789)	—
Impact of business held-for-sale(1)	2,573	(148)
Adjusted operating income	$84,158	$83,232
Adjusted operating margin percentage(2)	29.9%	29.0%
1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.
2)	Adjusted gross margin percentage excludes both revenue and gross margin for the businesses that met the held-for-sale criteria during the respective periods.

BIO-TECHNE CORPORATION

RECONCILIATION OF NON-GAAP ADJUSTED TAX RATE

(In percentages)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
GAAP effective tax rate	20.4%	16.4%
Discrete items	6.1	7.2
Long-term GAAP tax rate	26.5%	23.6%
Rate impact items
Stock based compensation	(2.7)%	(2.8)%
Other	(1.5)	0.7
Total rate impact items	(4.2)%	(2.1)%
Non-GAAP adjusted tax rate	22.3%	21.5%

BIO-TECHNE CORPORATION

RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Net earnings before taxes - GAAP	$47,991	$40,171
Identified adjustments:
Amortization of intangibles	15,350	19,741
Amortization of Wilson Wolf intangible assets	2,490	2,490
Acquisition related expenses and other	3,508	1,862
Certain litigation charges	2,408	292
Stock-based compensation, inclusive of employer taxes	12,096	10,637
Restructuring and restructuring-related costs	7,511	11,022
Investment gain and other non-operating income	(2,146)	—
Recovery of assets held-for-sale	(6,789)	—
Impact of business held-for-sale(1)	2,573	(148)
Net earnings before taxes - Adjusted	$84,992	$86,067
Non-GAAP tax rate	22.3%	21.5%
Non-GAAP tax expense	$18,953	$18,536
Non-GAAP adjusted net earnings	$66,039	$67,531
Earnings per share - diluted - Adjusted	$0.42	$0.42

1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Protein Sciences segment revenue	$202,188	$204,535
Diagnostics and Spatial Biology segment revenue	79,458	83,192
Other revenue(1)	5,439	2,303
lntersegment revenue	(530)	(572)
Consolidated revenue	$286,555	$289,458

1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
Protein Sciences segment operating income	$77,713	$80,541
Diagnostics and Spatial Biology segment operating income	8,878	4,277
Segment operating income	86,591	84,818
Corporate general, selling, and administrative	(2,433)	(1,586)
Adjusted operating income	84,158	83,232
Amortization of intangibles	(15,350)	(19,741)
Acquisition related expenses and other	(3,351)	(1,701)
Certain litigation charges	(2,408)	(292)
Stock-based compensation, inclusive of employer taxes	(12,096)	(10,637)
Restructuring and restructuring-related costs	(7,511)	(11,022)
Recovery of assets held-for-sale	6,789	—
Impact of business held-for-sale(1)	(2,573)	148
Operating income	$47,658	$39,987

1)	September 30, 2024 amounts relate to the Protein Sciences segment business that met the held-for-sale criteria on December 31, 2023. September 30, 2025 amounts relate to the Diagnostics and Spatial Biology segment business that met the held-for-sale criteria on June 30, 2025.

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2025	2025
ASSETS
Cash and equivalents	$144,962	$162,186
Accounts receivable, net	183,897	206,876
Inventories	203,188	189,446
Current assets held-for-sale	—	12,332
Other current assets	77,460	37,460
Total current assets	609,507	608,300

Property and equipment, net	240,334	245,719
Right of use assets	70,725	73,399
Goodwill and intangible assets, net	1,329,019	1,346,534
Other assets	276,563	283,916
Total assets	$2,526,148	$2,557,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$92,935	$116,765
Contract liabilities	30,445	32,571
Income taxes payable	2,848	10,770
Operating lease liabilities - current	13,771	14,098
Other current liabilities	4,546	1,645
Total current liabilities	144,545	175,849

Deferred income taxes	11,273	6,169
Long-term debt obligations	300,000	346,000
Operating lease liabilities	80,702	83,960
Other long-term liabilities	23,814	27,082
Stockholders' equity	1,965,814	1,918,808
Total liabilities and stockholders' equity	$2,526,148	$2,557,868

BIO-TECHNE CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$38,185	$33,600
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	24,340	28,137
Deferred income taxes	5,275	(5,340)
Stock-based compensation expense	11,682	10,184
(Gain) Loss on equity method investment	(294)	(374)
Asset impairment restructuring	—	6,039
Recovery of assets held-for-sale	(6,789)	—
Other operating activities	(44,814)	(8,357)
Net cash provided by (used in) operating activities	27,585	63,889
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of available-for-sale investments	—	1,085
Additions to property and equipment	(5,363)	(9,172)
Distributions from Wilson Wolf	1,351	1,403
Investment in Spear Bio	—	(15,000)
Proceeds from sale of assets held-for-sale	4,617	—
Net cash provided by (used in) investing activities	605	(21,684)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends	(12,444)	(12,688)
Proceeds from stock option exercises	23,495	25,101
Long-term debt activity, net	(46,000)	(19,000)
Repurchases of common stock	(24)	—
Taxes paid on RSUs and net share settlements	(9,231)	(4,984)
Net cash provided by (used in) financing activities	(44,204)	(11,571)
Effect of exchange rate changes on cash and cash equivalents	(1,210)	5,115
Net increase (decrease) in cash and cash equivalents	(17,224)	35,749
Cash and cash equivalents at beginning of period	162,186	151,791
Cash and cash equivalents at end of period	$144,962	$187,540

Use of Non-GAAP Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results. Investors are encouraged to review the reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Our non-GAAP financial measures of organic revenue and organic revenue growth represent revenue and revenue growth excluding revenue from acquisitions within the preceding 12 months, the impact of foreign currency, the impact of businesses held-for-sale, as well as the impact of partially-owned consolidated subsidiaries. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period. Revenue from businesses held-for-sale is excluded from our organic revenue calculation starting on the date they become held-for-sale as that revenue will not be comparative in future periods. Revenues from partially-owned subsidiaries consolidated in our financial statements are also excluded from our organic revenue calculations, as those revenues are not fully attributable to the Company. There was no revenue from partially-owned consolidated subsidiaries in fiscal year 2026 or 2025.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, exclude stock-based compensation, which is inclusive of the employer portion of payroll taxes on those stock awards, the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, restructuring and restructuring-related costs. Stock-based compensation is excluded from adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, variety of award types, and unpredictability of amount and timing of employer related tax obligations. The Company excludes amortization of purchased intangible assets, purchase accounting adjustments, including costs recognized upon the sale of acquired inventory, and other non-recurring items including gains or losses on goodwill and long-lived asset impairment charges, and one-time assessments from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting, and selling our products, and the other ongoing costs to support our operating structure. Costs related to restructuring and restructuring-related activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs.  Additionally, these amounts can vary significantly from period to period based on current activity. The Company also excludes revenue and expense attributable to partially-owned consolidated subsidiaries as well as revenue and expense attributable to businesses held-for-sale in the calculation of our non-GAAP financial measures.

The Company’s non-GAAP adjusted operating margin, adjusted EBITDA, and adjusted net earnings, in total and on a per share basis, also exclude acquisition related expenses inclusive of the changes in fair value of contingent consideration, and other non-recurring items including certain costs related to the transition to a new CEO, goodwill and long-lived asset impairments, and gains. We also exclude certain litigation charges which are facts and circumstances specific including costs to resolve litigation and legal settlement (gains and losses). In some cases, these costs may be a result of litigation matters at acquired companies that were not probable, inestimable, or unresolved at the time of acquisition.

The Company’s non-GAAP adjusted EBITDA and adjusted net earnings, in total and on a per share basis, also excludes gain and losses from investments, as they are not part of our day-to-day operating decisions (excluding our equity method investment in Wilson Wolf as it is certain to be acquired in the future) and certain adjustments to income tax expense. Additionally, gains and losses from investments that are either isolated or cannot be expected to occur again with any predictability are excluded. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.